UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 16, 2010
Date of Report (Date of Earliest event reported)

GREEN OASIS ENVIRONMENTAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	33-68403	57-0970282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10745-178 Street, Edmonton, Alberta, Canada T5S 1J6
(Address of principal executive offices)  (Zip Code)

(780) 443-4237
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01:  Changes in Registrant’s Certifying Accountant.

Green Oasis Environmental, Inc. filed a Form 8-K, on December 1, 2010, wherein incorrect information was included regarding the hiring of a certified accountant. This information was made in error and should not have been included.  Only unaudited financial statements have been filed for the fiscal year 2009.

Item 4.02:  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Our Form 8-K filed on December 1, 2010, included incorrect information regarding past financial statements.  We have not been able to file audited financial statements to date; however, unaudited financial statements for 2009 were filed with our Form 8-K/A on December 9, 2010.

Green Oasis Environmental, Inc. was dormant from 1999 to 2009, when Mr. Margiotta purchased the company.  As a result, the company’s annual and quarterly reports have been delinquent and we have had no prior auditor to dismiss as a result of the dormancy and related delinquency in filing reports.

Our Company is in the process of finding and engaging a PCAOB registered accounting firm in order to bring the financial statements current. As soon as we have engaged a PCAOB accounting firm, we will file a Form 8-K including Item 4.01 announcing our engagement of same.  Further, the Company will file quarterly reports for 2010 as soon as they become available.

Information contained in this report shall be deemed furnished, and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Oasis Environmental, Inc.

Date: December 16, 2010	By: /s/ Peter Margiotta
Name: Peter Margiotta
Title: President and Director

The information in this report and the exhibits hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.